Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, FEBRUARY 21, 2017

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE YEAR ENDED DECEMBER 31, 2016

Williamsburg, Virginia – February 21, 2017 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the fourth quarter and year ended December 31, 2016. The Company’s results include the following*:

	Three Months Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
	($ in thousands except per share data)		($ in thousands except per share data)
Total Revenue	$35,935	$36,751	$152,846	$138,533
Net income/(loss) attributable to the common shareholders	(746)	(522)	(218)	5,357

EBITDA	6,732	6,897	33,954	36,990
Adjusted EBITDA	6,732	6,908	33,954	37,625
Hotel EBITDA	8,392	8,777	40,013	36,447

FFO	2,915	3,543	15,140	14,104
Adjusted FFO attributable to common shareholders	2,077	3,257	15,100	14,905

Net income/(loss) per share attributable to the common shareholders	$(0.05)	$(0.04)	$(0.01)	$0.43
FFO per share and unit	$0.17	$0.21	$0.91	$0.95
Adjusted FFO attributable to common holders per share and unit	$0.12	$0.20	$0.90	$1.00

(*)  Earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, hotel EBITDA, funds from operations (“FFO”), adjusted FFO, FFO per share and unit and adjusted FFO per share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. The Company is the sole general partner of Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”), and all references in this release to the “Company”, “Sotherly”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its Operating Partnership and its subsidiaries and predecessors, unless the context otherwise requires or where otherwise indicated.

HIGHLIGHTS:

•

RevPAR. Room revenue per available room (“RevPAR”) for the Company’s wholly-owned properties during the twelve-month period ending December 31, 2016, increased 4.7% over the twelve months ended December 31, 2015, to $98.18 driven by a 0.1% decrease in occupancy and a 4.8% increase in average daily rate (“ADR”).  For the fourth quarter 2016, RevPAR decreased 2.9%, compared to the fourth quarter 2015, to $87.73 driven by a 4.0% decrease in occupancy and a 1.2% increase in ADR.

•

Common Dividends. As previously reported on October 25, 2016, the Company announced its quarterly dividend (distribution) on its common stock (and units) at $0.095 per share (and unit) which was paid on January 11, 2017 to stockholders (and unitholders) of record as of December 15, 2016.

•

Hotel EBITDA. The Company generated hotel EBITDA of approximately $40.0 million during the twelve-month period ending December 31, 2016, an increase of 9.8%, or approximately $3.6 million, over the twelve months ended December

31, 2015. For the fourth quarter 2016, hotel EBITDA decreased by 4.4%, or approximately $0.4 million, compared to the fourth quarter 2015.
•

Adjusted EBITDA. The Company generated adjusted EBITDA of approximately $34.0 million during the twelve-month period ending December 31, 2016, a decrease of 9.8% or approximately $3.7 million compared to the twelve months ended December 31, 2015. Excluding the results from a one-time gain on change in control of approximately $6.6 million during the twelve months ended December 31, 2015, adjusted EBITDA for the twelve-month period ended December 31, 2016 increased 9.5%, or approximately $2.9 million, over the twelve months ended December 31, 2015.  For the fourth quarter 2016, adjusted EBITDA decreased by 2.6%, or approximately $0.2 million, compared to the fourth quarter 2015.  Excluding the results from a one-time gain on change in control of approximately $0.04 million during the fourth quarter ended December 31, 2015, adjusted EBITDA for the fourth quarter 2016 decreased 2.0%, or approximately $0.1 million, over the fourth quarter 2015.

•

Adjusted FFO. For the twelve-month period ending December 31, 2016, adjusted FFO increased 1.3% or approximately $0.2 million over the twelve months ended December 31, 2015.  The Company generated adjusted FFO of approximately $2.1 million during the fourth quarter 2016, a decrease of 36.2% or approximately $1.2 million compared to the fourth quarter 2015.

Andrew M. Sims, Chairman and Chief Executive Officer of Sotherly Hotels Inc., commented, “The company experienced a difficult quarter largely as the result of two events.  Hurricane Matthew disrupted operations at six of our twelve hotels during the high season.  Because we have not concluded negotiations with our insurance carriers, we have not included any lost revenue in the fourth quarter financials.  In addition, the Zika scare had a negative effect on the Miami market that severely hurt our Hollywood operations in the fourth quarter.  On a more positive note, for 2016, Total Revenue increased 10.3% over the prior year, exceeding industry averages for the same period.  For 2016, Hotel EBITDA increased 9.8% and FFO increased 7.3%.  With these two acts of God behind us, we look forward to returning to good operating metrics in the first quarter of 2017.”

Balance Sheet/Liquidity

At December 31, 2016, the Company had approximately $36.4 million of available cash and cash equivalents, of which approximately $4.6 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had approximately $307.0 million in outstanding debt at a weighted average interest rate of approximately 4.66%.

On October 12, 2016, we entered into a loan agreement to secure a $20.5 million mortgage on The Whitehall with International Bank of Commerce.  Pursuant to the loan documents, the loan provides initial proceeds of $15.0 million, with an additional $5.5 million available upon the satisfaction of certain conditions; has a term of five years; bears a floating interest rate of the 30-day LIBOR plus 3.5%, subject to a floor rate of 4.0%; amortizes on an 18-year schedule after a 2-year interest only period; is subject to prepayment fees; and is guaranteed by the Operating Partnership.

On November 3, 2016, we entered into a loan agreement to refinance the mortgage on the Sheraton Louisville Riverside with Symetra Life Insurance Company.  Pursuant to the loan documents, the loan: provides proceeds of $12.0 million; has a maturity date of December 1, 2026; bears a fixed interest rate of 4.27% for the first 5 years of the loan with an option for the lender to reset that rate after 5 years; amortizes on a 25-year schedule; is subject to prepayment fees; and is guaranteed by the Operating Partnership at 50% of the unpaid principal balance, interest, and other amounts owed.

On December 1, 2016, we entered into a promissory note and other loan documents to secure a $35.0 million mortgage on the Hilton Wilmington Riverside with MONY Life Insurance Company.  Pursuant to the loan documents, the loan provides initial proceeds of $30.0 million, with an additional $5.0 million available upon the satisfaction of certain conditions, namely, the completion of a renovation project; has a term of 10 years; bears a fixed interest rate of 4.25%; amortizes on a 25-year schedule after a 1-year interest-only period; and is subject to a prepayment premium.

On December 2, 2016, the Company’s Board of Directors authorized a stock repurchase program under which the Company may purchase up to $10.0 million of its outstanding common stock, par value $0.01 per share, at prevailing prices on the open market or in privately negotiated transaction, at the discretion of management.  The Company has used and expects to continue to use available working capital to fund purchases under the stock repurchase program and intends to complete the repurchase program prior to December 31, 2017, unless extended by the Board of Directors.  Through December 31, 2016, the Company repurchased 481,100 shares of common stock for approximately $3.2 million, and the repurchased shares have been returned to the status of authorized but unissued shares of common stock.  In December of 2016 the Company initiated an Employee Stock Ownership Plan (the “ESOP”) and agreed to loan up to $5.0 million to the trust that implements and forms a part of the ESOP (the “Trust”) in order to allow the Trust to purchase shares of the Company’s common stock.

Portfolio Update

On September 14, 2016, we entered into a Commercial Unit Purchase Agreement and a related addendum to purchase the commercial unit and certain related inventories of the Hyde Resort & Residences, a condominium hotel located in the Hollywood, Florida market, for an aggregate price of approximately $4.8 million from 4111 South Ocean Drive, LLC.  The purchase agreement and addendum includes the purchase of certain inventories consistent with the management and operation of the hotel and the related condominium association for a price of approximately $0.5 million. In connection with the closing of the transaction which occurred on January 30, 2017, the Company entered into a lease agreement for the 400-space parking garage and meeting rooms associated with the hotel, a management agreement relating to the operation and management of the hotel condominium association, and a pre-opening services agreement whereby the Seller paid the Company a fee of approximately $0.8 million for certain pre-opening preparations.

*Artist Conceptual Rendering of the Hyde Resort & Residences

*Artist Conceptual Rendering of the Hyde Resort & Residences

*Artist Conceptual Rendering of the Hyde Resort & Residences

At the Company’s hotel in Savannah, Georgia, renovations of the guestrooms and public spaces totaling an estimated $8.2 million are underway.  As of December 31, 2016, the Company had incurred costs totaling approximately $5.1 million toward this renovation.  Renovations are expected to be complete in August 2017.

At the Company’s hotel in Hollywood, Florida the Company previously announced that it has entered into a 10-year franchise agreement with Hilton Worldwide to rebrand its Hollywood, Florida hotel as the DoubleTree Resort by Hilton Hollywood Beach. The Company is currently making renovations of the guestrooms and public spaces totaling an estimated $6.9 million. As of December 31, 2016, the Company had incurred costs totaling approximately $0.3 million toward this rebranding.  The conversion is expected to take place on or before October 31, 2017.

Subsequent Events

On January 30, 2017, we closed on the purchase of the commercial unit of the Hyde Resort & Residences, a condominium hotel located in the Hollywood, Florida market, for an aggregate price of approximately $4.8 million, including inventory and closing fees, from 4111 South Ocean Drive, LLC.

On February 7, 2017, we closed on the sale of the Crowne Plaza Hampton Marina to Marina Hotels, LLC for a price of approximately $5.6 million.

2017 Outlook

Set forth below is guidance for 2017, which accounts for the sale of the Crowne Plaza Hampton Marina.  The guidance is predicated on estimates of occupancy and ADR that are consistent with the most recent 2017 calendar year forecasts by Smith Travel Research for the market segments in which the Company operates.

The table below reflects the Company’s projections, within a range, of various financial measures for 2017, in thousands of dollars, except per share and RevPAR data:

	2017 Guidance
	Low Range	High Range

Total revenue	$156,016	$158,494
Net income	5,335	6,111

EBITDA	35,375	36,336
Adjusted EBITDA	35,375	36,336
Hotel EBITDA	41,575	42,436

FFO	17,115	17,891
Adjusted FFO	16,265	17,541

Net income per share attributable to the common shareholders	$0.13	$0.18
FFO per share and unit	$1.07	$1.12
Adjusted FFO per share and unit	$1.02	$1.10
Rev PAR	$103.04	$103.25
Hotel EBITDA margin	26.6%	26.8

Earnings Call/Webcast

The Company will conduct its fourth quarter 2016 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, February 21, 2017. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-339-0107 (United States) or 855-669-9657 (Canada) or +1 412-902-4188 (International). To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on February 21, 2017 through February 21, 2018. To access the rebroadcast, dial 877-344-7529 and enter conference number 10098762. A replay of the call also will be available on the Internet at www.sotherlyhotels.com until February 21, 2018.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in eleven hotel properties, comprising 2,838 rooms, and an interest in the Hyde Resort & Residences, a 400-unit luxury condo-hotel. Most of the Company’s properties operate under the Hilton Worldwide, InterContinental Hotels Group and Marriott International, Inc. brands. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Scott Kucinski

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs; the magnitude and sustainability of the economic recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the general volatility of the securities markets; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2016	December 31, 2015

ASSETS
Investment in hotel properties, net	$348,593,912	$354,963,242
Investment in hotel properties held for sale, net	5,333,000	—
Cash and cash equivalents	31,766,775	11,493,914
Restricted cash	4,596,145	5,793,840
Accounts receivable, net	4,127,748	4,071,175
Accounts receivable-affiliate	4,175	226,552
Loan proceeds receivable	—	2,600,711
Prepaid expenses, inventory and other assets	4,648,469	4,432,431
Deferred income taxes	6,949,340	5,390,374
TOTAL ASSETS	$406,019,564	$388,972,239
LIABILITIES
Mortgage loans, net	$282,708,289	$270,331,724
Unsecured notes, net	24,308,713	50,460,106
Accounts payable and accrued expenses	12,970,960	12,334,878
Advance deposits	2,315,787	1,651,840
Dividends and distributions payable	2,376,527	1,335,323
TOTAL LIABILITIES	$324,680,276	$336,113,871
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
8% Series B Cumulative Redeemable Perpetual Preferred stock, par value $0.01, 11,000,000 shares authorized, liquidation preference $25 per share, 1,610,000 shares and 0 shares issued and outstanding at December 31, 2016 and 2015, respectively	16,100	—
Common stock, par value $0.01, 49,000,000 shares authorized, 14,468,551 shares and 14,490,714 shares issued and outstanding at December 31, 2016 and 2015, respectively	144,685	144,907
Additional paid in capital	118,395,082	82,749,058
Distributions in excess of retained earnings	(39,545,754)	(33,890,834)
Total Sotherly Hotels Inc. stockholders’ equity	79,010,113	49,003,131
Noncontrolling interest	2,329,175	3,855,237
TOTAL EQUITY	81,339,288	52,858,368
TOTAL LIABILITIES AND EQUITY	$406,019,564	$388,972,239

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
REVENUE
Rooms department	$24,302,318	$25,017,420	$108,199,151	$96,837,386
Food and beverage department	9,143,598	9,384,508	35,384,530	33,273,599
Other operating departments	2,489,423	2,348,935	9,262,071	8,422,491
Total revenue	35,935,339	36,750,863	152,845,752	138,533,476
EXPENSES
Hotel operating expenses
Rooms department	6,978,596	6,784,028	28,895,371	25,782,992
Food and beverage department	6,106,707	6,337,605	24,357,248	23,005,629
Other operating departments	558,242	593,279	2,438,860	1,786,197
Indirect	13,900,259	14,264,017	57,141,692	51,310,292
Total hotel operating expenses	27,543,804	27,978,929	112,833,171	101,885,110
Depreciation and amortization	3,758,083	4,007,989	15,019,071	13,591,495
Impairment of investment in hotel properties, net	—	500,000	—	500,000
(Gain) loss on disposal of assets	35,859	(248,673)	365,319	(41,435)
Corporate general and administrative	1,689,169	1,889,228	6,021,065	7,268,256
Total operating expenses	33,026,915	34,127,473	134,238,626	123,203,426
NET OPERATING INCOME	2,908,424	2,623,390	18,607,126	15,330,050
Other income (expense)
Interest expense	(3,862,974)	(4,655,178)	(17,735,107)	(16,515,827)
Interest income	52,262	9,573	115,785	50,461
Equity income (loss) in joint venture	—	(31,377)	—	475,514
Loss on early debt extinguishment	(260,217)	-	(1,417,905)	(772,907)
Unrealized gain (loss) on hedging activities	29,182	(2,011)	(37,384)	(108,819)
Gain on change in control	—	42,191	—	6,603,148
Loss on involuntary conversion of asset	—	(37,835)	—	—
Net income/(loss) before income taxes	(1,133,323)	(2,051,247)	(467,485)	5,061,620
Income tax benefit	1,059,236	1,339,288	1,367,634	1,336,033
Net income/(loss)	(74,087)	(711,959)	900,149	6,397,653
Less: Net (income) loss attributable to the noncontrolling interest	132,944	189,785	26,567	(1,040,987)
Net income/(loss) attributable to the Company	58,857	(522,174)	926,716	5,356,666
Distributions to preferred shareholders	(805,000)	—	(1,144,889)	-
Net income/(loss) attributable to the common shareholders	$(746,143)	$(522,174)	$(218,173)	$5,356,666
Net income/(loss) per share attributable to the common shareholders
Basic and diluted	$(0.05)	$(0.04)	$(0.01)	$0.43

Weighted average number of common shares outstanding
Basic and diluted	14,895,203	14,490,714	14,896,994	12,541,117

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three and twelve months ended December 31, 2016 and 2015, respectively, for the Company’s wholly-owned properties, including the Crowne Plaza Hollywood Beach Resort for the period from August 1, 2015 to December 31, 2015, during each respective reporting period (“actual” portfolio metrics), as well as the eleven wholly-owned properties in the portfolio that were under the Company’s control during the three and twelve months ended December 31, 2016 and the corresponding periods in 2015 (“same-store” portfolio metrics). Accordingly, the same-store data does not reflect the performance of the Crowne Plaza Hollywood Beach Resort, which was acquired through a joint venture in August 2007 and in which the Company had a 25.0% indirect interest during each respective reporting period prior to its acquisition of the remaining 75.0% interest in July 2015.

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Actual Portfolio Metrics
Occupancy %	63.2%	65.9%	69.8%	69.9%
ADR	$138.81	$137.21	$140.63	$134.21
RevPAR	$87.73	$90.37	$98.18	$93.80
Same-Store Portfolio Metrics
Occupancy %	62.0%	63.8%	68.7%	65.7%
ADR	$136.39	$128.76	$136.63	$130.09
RevPAR	$84.63	$82.14	$93.86	$85.47

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three and twelve months ended December 31, 2016, 2015 and 2014, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q4 2016	Q4 2015	Q4 2014
	12 Months 2016	12 Months 2015	12 Months 2014
Crowne Plaza Hampton Marina Hampton, Virginia	40.3%	49.3%	45.6%
	55.2%	55.2%	51.8%
Crowne Plaza Hollywood Beach Resort* Hollywood, Florida	73.2%	81.9%	80.1%
	79.6%	80.5%	83.1%
Crowne Plaza Tampa Westshore Tampa, Florida	67.2%	71.0%	66.7%
	74.6%	72.5%	72.5%
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	72.0%	62.7%	64.5%
	77.4%	67.4%	65.8%
DoubleTree by Hilton Laurel Laurel, Maryland	52.7%	39.0%	53.9%
	60.5%	48.2%	60.8%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	67.7%	72.9%	63.9%
	77.0%	79.3%	75.9%
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	66.9%	61.7%	66.1%
	70.0%	71.5%	73.4%
The Georgian Terrace * Atlanta, Georgia	70.2%	65.7%	66.4%
	70.8%	69.9%	76.2%
Hilton Savannah DeSoto Ϯ Savannah, Georgia	63.0%	72.4%	71.9%
	71.5%	76.9%	75.7%
Hilton Wilmington Riverside Wilmington, North Carolina	61.9%	67.6%	59.5%
	70.5%	71.6%	69.7%
Sheraton Louisville Riverside Jeffersonville, Indiana	53.8%	63.6%	59.9%
	63.1%	69.5%	66.8%
The Whitehall Houston, Texas	52.3%	66.2%	70.7%
	54.4%	70.9%	76.1%
All properties weighted average*	63.2%	65.9%	65.1%
	69.8%	70.5%	71.8%

*	Includes periods of non-ownership/partial ownership.
†	Property undergoing renovation during the current quarter.

ADR

	Q4 2016	Q4 2015	Q4 2014
	12 Months 2016	12 Months 2015	12 Months 2014
Crowne Plaza Hampton Marina Hampton, Virginia	$88.88	$88.41	$87.43
	$96.81	$93.59	$93.17
Crowne Plaza Hollywood Beach Resort* Hollywood, Florida	$156.61	$122.83	$164.20
	$170.57	$172.89	$163.13
Crowne Plaza Tampa Westshore Tampa, Florida	$115.81	$106.81	$98.84
	$116.15	$111.08	$104.90
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$143.00	$122.40	$104.65
	$126.67	$109.20	$99.20
DoubleTree by Hilton Laurel Laurel, Maryland	$105.18	$99.48	$89.39
	$104.35	$95.19	$89.08
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$137.14	$136.33	$133.75
	$144.92	$136.32	$133.78
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$140.87	$138.33	$127.39
	$134.74	$131.61	$122.60
The Georgian Terrace * Atlanta, Georgia	$160.31	$153.83	$140.75
	$160.89	$155.56	$137.65
Hilton Savannah DeSoto Ϯ Savannah, Georgia	$151.81	$152.61	$146.52
	$155.87	$154.52	$146.75
Hilton Wilmington Riverside Wilmington, North Carolina	$141.37	$132.55	$131.30
	$147.14	$138.36	$139.09
Sheraton Louisville Riverside Jeffersonville, Indiana	$125.95	$131.74	$125.55
	$137.34	$161.03	$150.20
The Whitehall Houston, Texas	$136.22	$141.61	$138.51
	$140.70	$142.05	$138.93
All properties weighted average*	$138.81	$137.21	$124.00
	$140.63	$134.21	$125.77

*	Includes periods of non-ownership/partial ownership.
†	Property undergoing renovation during the current quarter.

RevPAR

	Q4 2016	Q4 2015	Q4 2014
	12 Months 2016	12 Months 2015	12 Months 2014
Crowne Plaza Hampton Marina Hampton, Virginia	$35.80	$43.63	$39.84
	$53.40	$51.64	$48.27
Crowne Plaza Hollywood Beach Resort* Hollywood, Florida	$114.65	$99.73	$132.56
	$135.74	$146.53	$135.55
Crowne Plaza Tampa Westshore Tampa, Florida	$77.81	$75.85	$65.93
	$86.69	$80.53	$76.09
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$102.93	$76.77	$67.47
	$98.06	$73.60	$65.24
DoubleTree by Hilton Laurel Laurel, Maryland	$55.42	$38.75	$48.18
	$63.16	$45.86	$54.19
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$92.88	$99.34	$85.53
	$111.66	$108.13	$101.58
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$94.28	$85.31	$84.17
	$94.33	$94.16	$90.04
The Georgian Terrace * Atlanta, Georgia	$112.54	$101.05	$93.46
	$113.88	$108.70	$105.88
Hilton Savannah DeSoto Ϯ Savannah, Georgia	$95.67	$110.52	$105.31
	$111.48	$118.89	$111.14
Hilton Wilmington Riverside Wilmington, North Carolina	$87.53	$89.64	$78.18
	$103.72	$99.07	$96.90
Sheraton Louisville Riverside Jeffersonville, Indiana	$67.82	$83.74	$75.26
	$86.60	$111.87	$100.31
The Whitehall Houston, Texas	$71.24	$93.70	$97.91
	$76.56	$100.66	$105.66
All properties weighted average*	$87.73	$86.00	$84.17
	$98.18	$98.00	$93.73

*	Includes periods of non-ownership/partial ownership.
†	Property undergoing renovation during the current quarter.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net income/(loss) attributable to the common shareholders	$(746,143)	$(522,174)	$(218,173)	$5,356,666
Add: Net income/(loss) attributable to the noncontrolling interest	(132,944)	(189,785)	(26,567)	1,040,987
Depreciation and amortization	3,758,083	4,007,989	15,019,071	13,591,495
Impairment of Investment in hotel properties, net	—	500,000	—	500,000
Equity in depreciation and amortization of joint venture	—	—	—	259,279
Loss on involuntary conversion of asset	—	37,835	—	—
Gain on change in control	—	(42,191)	—	(6,603,148)
Loss (gain) on disposal of assets	35,859	(248,673)	365,319	(41,435)
FFO	$2,914,855	$3,543,001	$15,139,650	$14,103,844
Increase in deferred income taxes	(1,102,777)	(1,364,402)	(1,558,966)	(1,780,571)
Acquisition costs	—	11,402	—	634,376
Loss on Starwood settlement	—	324,271	—	324,271
Over-assessed real estate taxes under appeal	—	497,733	—	497,733
Loss on early debt extinguishment	260,217	-	1,417,905	772,907
Loan modification fees	33,980	243,229	64,215	243,229
Unrealized (gain)loss on hedging activities	(29,182)	2,011	37,384	108,819
Adjusted FFO attributed to common shareholders	$2,077,093	$3,257,245	$15,100,188	$14,904,608

Weighted average number of shares outstanding, basic and diluted	14,895,203	14,490,714	14,896,994	12,541,117

Weighted average number of non-controlling units	1,778,140	2,125,175	1,813,941	2,383,293

Weighted average number of shares and units outstanding, basic and diluted	16,673,343	16,615,889	16,710,935	14,924,410

FFO per share and unit	$0.17	$0.21	$0.91	$0.95

Adjusted FFO per share and unit	$0.12	$0.20	$0.90	$1.00

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net income/(loss) attributable to the common shareholders	$(746,143)	$(522,174)	$(218,173)	$5,356,666
Add: Net income/(loss) attributable to the noncontrolling interest	(132,944)	(189,785)	(26,567)	1,040,987
Interest expense	3,862,974	4,655,178	17,735,107	16,515,827
Interest income	(52,262)	(9,573)	(115,785)	(50,461)
Income tax benefit	(1,059,236)	(1,339,288)	(1,367,634)	(1,336,033)
Depreciation and amortization	3,758,083	4,007,989	15,019,071	13,591,495
Impairment of Investment in hotel properties, net	—	500,000	—	500,000
Equity in interest, depreciation and amortization of joint venture	—	—	—	640,188
Loss on early debt extinguishment	260,217	—	1,417,905	772,907
Loss (gain) on disposal of assets	35,859	(243,271)	365,319	(41,435)
Loss on involuntary conversion of asset	—	37,835	—	—
Distributions to preferred shareholders	805,000	—	1,144,889	—
EBITDA	6,731,548	6,896,911	33,954,132	36,990,141
Acquisition costs	—	11,402	—	634,376
Adjusted EBITDA	6,731,548	6,908,313	33,954,132	37,624,517
Corporate general and administrative	1,689,169	1,877,822	6,021,065	6,633,880
Equity in Adjusted EBITDA of joint venture	—	31,377	—	(1,115,702)
Unrealized (gain) loss on hedging activities	(29,182)	2,011	37,384	108,819
Gain on change in control	—	(42,191)	—	(6,603,148)
Other fee income	—	-	—	(200,976)
Hotel EBITDA	$8,391,535	$8,777,332	$40,012,581	$36,447,390

Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) income tax provision or benefit, (4) equity in the income or loss of equity investees, (5) unrealized gains and losses on derivative instruments not included in other comprehensive income, (6) gains and losses on disposal of assets, (7) realized gains and losses on investments, (8) impairment of long-lived assets or investments, (9) loss on early debt extinguishment, (10) gains or losses on change in control, (11) corporate general and administrative expense, (12) depreciation and amortization, (13) gains and losses on involuntary conversions of assets, (14) loan modification fees and (15) other operating revenue not related to the Company’s wholly-owned portfolio. We believe this provides a more complete understanding of the operating results over which the Company’s wholly-owned hotels and its operators have direct control. We believe hotel EBITDA provides investors with supplemental information on the on-going operational performance of the Company’s hotels and the effectiveness of third-party management companies operating the Company’s business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.

Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO, including adjusted FFO per share and unit, and adjusted EBITDA, which adjusts for certain additional items including changes in deferred income taxes, any unrealized gain (loss) on its hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, franchise termination costs, loan modification fees, costs associated with the departure of executive officers, litigation settlement, over-assessed real estate taxes on appeal, change in control gains or losses and acquisition transaction costs. The Company excludes these items as it believes it allows for meaningful comparisons between periods and among other REITs and is more indicative of the on-going performance of its business and assets. The Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar measures calculated by other REITs.